                                                                Exhibit 10.1

                               LOAN AGREEMENT
                               --------------

         THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of the 28th day of January, 2002, by and among THE LACLEDE GROUP, INC., a Missouri corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, formerly known as Firstar Bank, N.A., a national banking association (the "Lender").

                                 WITNESSETH:
                                 -----------

         WHEREAS, Borrower has applied for a term loan from the Lender in the original principal amount of up to $43,000,000.00; and

         WHEREAS, Lender is willing to make said term loan available to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby mutually covenant and agree as follows:

SECTION 1.  DEFINITIONS.
-----------------------

         1.01 Definitions. In addition to the terms defined elsewhere in
              -----------
this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

         Borrower's Obligations shall mean any and all present and future
         ----------------------
indebtedness (principal, interest, fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of Borrower to Lender evidenced by or arising under or in respect of this Agreement, the Note and/or any of the other Transaction Documents.

         Business Day shall mean any day except a Saturday, Sunday or legal
         ------------
holiday observed by Lender.

         Default shall mean any event or condition the occurrence of that
         -------
would, with the lapse of time or the giving of notice or both, become an Event of Default.

         Eurodollar Business Day shall mean any Business Day on which
         -----------------------
commercial banks are open for international business (including dealings in dollar deposits) in London.

         Event of Default shall have the meaning ascribed thereto in Section
         ----------------
6.

         GAAP shall mean, at any time, generally accepted accounting
         ----
principles at such time in the United States.

         Guaranty shall mean the Guaranty dated as of January 28, 2002
         --------
executed by SM&P in favor of Lender.

         Interest Period shall mean with respect to each LIBOR Loan:
         ---------------

                  (a) initially, the period commencing on the date selected by Borrower in the applicable Interest Rate Selection Notice and ending 1, 2, 3 or 6 months thereafter as Borrower may elect in the applicable Interest Rate Selection Notice; and

                  (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending 1, 2, 3 or 6 months, as Borrower may elect in the applicable Interest Rate Selection Notice;

         provided that:

                  (c) no Interest Period for a LIBOR Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of principal on the Loan unless the sum of (A) the aggregate principal amount of outstanding Prime Loans plus (B) the aggregate principal amount of outstanding LIBOR Loans with Interest Periods expiring on or before the date such scheduled principal payment is due equals or exceeds the aggregate principal amount to be paid on the Loan on such principal payment date;

                  (d) subject to clauses (e) and (f) below, any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (e) subject to clause (f) below, any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (f) no Interest Period may extend beyond the maturity date of the Loan.

         Interest Rate Selection Notice shall have the meaning ascribed
         ------------------------------
thereto in Section 2.02(a).

         LIBOR Base Rate shall mean, with respect to the applicable Interest
         ---------------
Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available or (b) if the LIBOR Index Rate is not available, the average (rounded upward, if necessary, to the next higher 1/10,000 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars are offered to Lender in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Lender in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

         LIBOR Index Rate shall mean, with respect to the applicable
         ----------------
Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the British Bankers' Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published by Bloomberg Financial Services, Dow Jones Market Service, Telerate, Reuters or any other service from time to time used by Lender.

         LIBOR Loan shall mean any portion of the Loan bearing interest
         ----------
based on the LIBOR Rate.

         LIBOR Margin shall mean 725/1000 Percent (.725%) per annum.
         ------------

         LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate
         ----------
divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b)
                                                                  ----
the LIBOR Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and/or the LIBOR Margin.

         LIBOR Reserve Percentage shall mean for any day that percentage
         ------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to "Eurocurrency liabilities" as defined in Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined, whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at such time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of any credits for proration, exceptions or offsets which may be available from time to time to Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         Loan shall have the meaning ascribed thereto in Section 2.01.
         ----

         Material Adverse Effect shall mean (a) a material adverse effect on
         -----------------------
the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) material impairment of Borrower's ability to perform any of its obligations under this Agreement, the Note or any of the other Transaction Documents or (c) material impairment of the enforceability of the rights of, or benefits available to, Lender under this Agreement, the Note or any of the other Transaction Documents.

         Moody's shall mean Moody's Investors Service, Inc.
         -------

         Note shall have the meaning ascribed thereto in Section 2.01.
         ----

         Person shall mean any individual, sole proprietorship, partnership,
         ------
joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         Prime Loan shall mean any portion of the Loan bearing interest
         ----------
based on the Prime Rate.

         Prime Rate shall mean the interest rate announced from time to time
         ----------
by Lender as its "prime rate" (which rate shall fluctuate as and when said prime rate shall change). Borrower acknowledges that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by Lender to its customers.

         Regulation D shall mean Regulation D of the Board of Governors of
         ------------
the Federal Reserve System, as amended.

         Regulatory Change shall have the meaning ascribed thereto in
         -----------------
Section 2.10.

         S&P shall mean Standard & Poor's Ratings Group.
         ---

         SM&P shall mean SM&P Utility Resources, Inc., an Indiana corporation.
         ----

         Stock Purchase Agreement shall mean the certain Stock Purchase
         ------------------------
Agreement dated as of December 12, 2001, by and between Borrower, as buyer, and NiSource, Inc. as seller, relating to the sale of all of the outstanding capital stock of SM&P to Borrower.

         Subsidiary shall mean any corporation or other entity of which more
         ----------
than Fifty Percent (50%) of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by Borrower or any Subsidiary.

         Transaction Documents shall mean this Agreement, the Note and any
         ---------------------
and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any Bank with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any of the other Borrower's Obligations, and executed by or on behalf of Borrower, all as the same may from time to time be amended, modified, extended, renewed or restated.

SECTION 2.  THE LOAN.
--------------------

         2.01 Loan. Lender agrees to make Borrower a term loan on the date
              ----
of this Agreement in the original principal amount of $42,800,000.00 (the "Loan"). The Loan shall be evidenced by a Term Loan Promissory Note of Borrower dated the date hereof and payable to the order of Lender in the original principal amount of $42,800,000.00 in the form of Exhibit A
                                                           ---------
attached hereto and incorporated herein by reference (as the same may from time to time be amended, modified, extended, renewed, restated or replaced, the "Note"). The Note shall mature on January 27, 2003 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). The principal balance of the Note shall be due and payable at the maturity of the Note whether by reason of acceleration or otherwise.

         2.02 Duration of Interest Periods and Selection of Interest Rates
              ------------------------------------------------------------

         (a) The Loan shall bear interest on the outstanding principal amount thereof: (i) based on the Prime Rate on all or any portion of the Loan in an amount not less than $50,000.00 or any larger multiple of $10,000.00; or (ii) provided that so long as no Default or Event of Default under this Agreement has occurred and is continuing, Borrower may from time to time fix the interest rate on all or any portion of the Loan in an amount not less than $2,500,000.00 or any larger multiple of $500,000.00 based on LIBOR Rate for the Interest Period selected by Borrower (subject to the definition of Interest Period). If Borrower elects to have any portion of the Loan bear interest based on the LIBOR Rate, Borrower shall give oral or written notice (an "Interest Rate Selection Notice") to Lender by 10:00 am (St., Louis time) at least three (3) Eurodollar Business Days before any date (which must be a Eurodollar Business Day) upon which Borrower desires to fix the interest rate on any portion of the Loan, which Interest Rate Selection Notice shall specify the portion of the Loan that is to bear interest based on the LIBOR Rate and the Initial Interest Period applicable thereto. Borrower may not revoke or rescind any Interest Rate Selection Notice. Unless Borrower shall have otherwise notified Lender in accordance with this Section 2.02(a), upon the expiration of any Interest Period, that portion of the Loan bearing interest based on the LIBOR Rate during such Interest Period shall bear interest based on the Prime Rate from and after the expiration of such Interest Period. The individuals listed on Schedule
2.02 are authorized to act on behalf of Borrower to give any Interest Rate Selection Notice.

         (b) Borrower may not have outstanding and Lender shall not be obligated to make more than eight (8) LIBOR Loans at any one time.

         2.03 Interest Rates and Interest Payments. (a) So long as no Event
              ------------------------------------
of Default has occurred and is continuing, each Prime Loan shall bear interest on the outstanding principal amount thereof for each day until paid at a rate per annum equal to the Prime Rate. So long as any Event of Default has occurred and is continuing, each Prime Loan shall bear interest on the outstanding principal amount thereof for each until it is paid, at a rate per annum equal to Five Percent (5%) over and above the Prime Rate. Such interest shall be payable monthly in arrears on the last day of each calendar month commencing February 28, 2002 and at the maturity of the Note (whether by reason of acceleration or otherwise). From and after the maturity of the Note, whether by reason of acceleration or otherwise, each Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to Five Percent (5%) over and above the Prime Rate.

         (b) So long as no Event of Default has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the LIBOR Rate. So long as any Event of Default has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Five Percent (5%) over and above the LIBOR Rate. Such interest shall be payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable on the last day of each three (3) month period during such Interest Period and on the last day of such Interest Period, and at the maturity of the Note (whether by reason of acceleration or otherwise). From and after the maturity of the Note, whether by reason of acceleration or otherwise, each LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Five Percent (5%) over and above the higher of (i) the LIBOR Rate applicable to such LIBOR Loan for the immediately preceding Interest Period or (ii) the Prime Rate.

         (c) Lender shall determine each interest rate applicable to the Prime Loans and LIBOR Loans hereunder and its determination thereof shall be conclusive in the absence of manifest error.

         2.04 Computation of Interest. Interest on Prime Loans hereunder
              -----------------------
shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

         2.05 Fees. Contemporaneously with the execution of this Agreement,
              ----
Borrower shall pay to Lender a nonrefundable facility fee in an amount of $53,750.00.

         2.06 Prepayments. (a) Borrower may, upon notice to Lender
              -----------
specifying that it is paying any Prime Rate Loan, pay without penalty or premium the Prime Loan in whole at any time or in part from time to time, by paying the principal amount to be paid, provided that partial prepayments shall be in an aggregate amount of at least $2,000,000.00 or any larger multiple of $1,000,000.00. Borrower may, upon at least three (3) Eurodollar Business Day`s irrevocable prior written notice to Lender, prepay all at any time or any portion from time to time of the unpaid principal balance of any LIBOR Loan prior to maturity provided that (i) contemporaneously with each such prepayment Borrower shall pay all accrued and unpaid interest on the portion of the LIBOR Loan being prepaid to and including the date of prepayment; (ii) partial prepayments shall be in an aggregate amount of at least $2,000,000.00 or any larger multiple of $1,000,000.00; (iii) in no event may Borrower make any prepayment on any LIBOR Loan that results in the remaining LIBOR Loans with respect to which a given Interest Period applies being greater than $0.00 but less than $1,000,000.00 and (iv) if Borrower is making a prepayment of a LIBOR Loan, contemporaneously with such prepayment, Borrower shall pay Lender the funding losses and other amounts, if any, required under Section 2.08.

         (b) In addition to any voluntary prepayments made by Borrower under
Section 2.06(a) above, until the Loan has been paid in full, Borrower covenants and agrees to pay to Lender within ten (10) days after receipt thereof, One Hundred Percent (100%) of the net cash proceeds up to the amount received by Borrower from Borrower's issuance of any capital stock, membership interest or other equity interest, from any other debt issuance or equity issuance (or any hybrid thereof, including the issuance of trust-preferred securities), or any subordinated debt received subsequent to the date of this Agreement.

         2.07 General Provisions as to Payments. Borrower shall make each
              ---------------------------------
payment of principal of, and interest on, the Loan and of fees and all other amounts payable by Borrower under this Agreement, not later than 12:00 noon (St. Louis time) on the date when due and payable in Federal or other funds immediately available in St. Louis, Missouri, to Lender at its address referred to in Section 7.05. All payments received by Lender after 12:00 noon (St. Louis time) shall be deemed to have been received by Lender on the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

         2.08 Funding Losses. Notwithstanding any provision contained in
              --------------
this Agreement to the contrary, (a) Borrower shall make any payment of principal with respect to any LIBOR Loan on any day other than the last day of the Interest Period applicable thereto, whether as a result of a scheduled payment, a voluntary prepayment, a mandatory prepayment, maturity, acceleration or otherwise or (b) any LIBOR Loan is converted to a Prime Loan pursuant to Section 2.09, Section 2.10 or Section 2.11 on any day other than the last day of the Interest Period applicable thereto, contemporaneously with each such payment or conversion Borrower shall reimburse Lender on demand for any resulting losses and expenses incurred by Lender, including, without limitation, any losses incurred in obtaining, liquidating, or employing deposits from third parties provided that Lender shall have delivered to

Borrower a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

         2.09 Basis for Determining Interest Rate Inadequate or Unfair. If
              --------------------------------------------------------
with respect to any Interest Period:


                  (a) deposits in U.S. Dollars (in the applicable amounts) are not being offered to Lender in the relevant market for such Interest Period, or

                  (b) Lender determines in good faith that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to Lender of maintaining or funding the LIBOR Loans for such Interest Period,

Lender shall forthwith give notice thereof to Borrower whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the LIBOR Rate shall not be available to Borrower as an interest rate option on any portion of the Loan and (ii) all of the then outstanding LIBOR Loans shall automatically convert to Prime Loans on the last day of the then current Interest Period applicable to each such LIBOR Loan. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.08.

         2.10 Illegality. If, after the date of this Agreement, the adoption
              ----------
of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change") shall make it unlawful or impossible for Lender to make, maintain or fund its LIBOR Loans to Borrower, Lender shall forthwith give notice thereof to Borrower. Upon receipt of such notice, Borrower shall convert all of its then outstanding LIBOR Loans on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or
(b) immediately if Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Prime Loan in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.08.

         2.11 Increased Cost. (a) If (i) Regulation D or (ii) a Regulatory
              --------------
Change:


                  (A) shall subject Lender to any tax, duty or other charge with respect to the LIBOR Loans, the Note or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of Lender); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, Lender or shall, with respect to Lender impose, modify or deem applicable any other condition affecting Lender's LIBOR Loans, the Note or Lender's obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under its Note with respect thereto, by an amount deemed by Lender to be material, and if Lender is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by Lender to Borrower, which notice shall set forth Lender's supporting calculations and the details of the Regulatory Change, Borrower shall pay Lender, as additional interest, such additional amount or amounts as will compensate Lender for such increased cost or reduction. The determination by Lender under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

         (b) If Lender demands compensation under Section 2.11(a) above, Borrower may at any time, upon at least three (3) Eurodollar Business Day's prior notice to Lender, convert its then outstanding LIBOR Loans to Prime Loans in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under
Section 2.08 and this Section 2.11.

         2.12 Prime Loans Substituted for Affected LIBOR Loans. If notice
              ------------------------------------------------
has been given by Lender pursuant to Sections 2.09 or 2.10 or by Borrower pursuant to Section 2.11 requiring LIBOR Loans to be repaid or converted to Prime Loans, then, unless and until Lender notifies Borrower that the circumstances giving rise to such repayment or conversion no longer apply, any portion of the Loans that would otherwise be made by Lender to Borrower as LIBOR Loans shall be made instead as Prime Loans. Lender shall promptly notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

         2.13 Capital Adequacy. If, after the date of this Agreement, Lender
              ----------------
shall have determined in good faith that a Regulatory Change has occurred which has or will have the effect of reducing the rate of return on Lender's capital in respect of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy), then from time to time Borrower shall pay to Lender upon demand such additional amount or amounts as will compensate Lender for such reduction. All determinations made in good faith by Lender of the additional amount or amounts required to compensate it in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

         2.14 Survival of Indemnities. All indemnities and all provisions
              -----------------------
relating to reimbursement to Lender of amounts sufficient to protect the yield to Lender with respect to the Loan, including, without limitation, Sections 2.08, 2.11 and 2.13 hereof, shall survive the payment of the Note and the other Borrower's Obligations and the expiration or termination of this Agreement. Notwithstanding the foregoing, if Lender fails to notify Borrower of any event that will entitle Lender to compensation pursuant to Sections 2.08, 2.11 and/or 2.13 hereof within one hundred eighty (180) days after Lender obtains knowledge of such event, then Lender shall not be entitled to any compensation from Borrower for any loss, expense, increased cost and/or reduction of return arising from such event.

         2.15 Discretion of Lender as to Manner of Funding. Notwithstanding
              --------------------------------------------
any provision contained in this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of Lender's funding losses and expenses under
Section 2.08) shall be made as if Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate.

SECTION 3.  PRECONDITIONS TO LOANS.
----------------------------------

         3.01 The Loan. Notwithstanding any provision contained in this
              --------
Agreement to the contrary, Lender shall have no obligation to make the Loan under this Agreement unless Lender shall have first received:

                  (a) this Agreement and the Note, each duly executed by Borrower;

                  (b) the Guaranty, duly executed by SM&P;

                  (c) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Note and the other Transaction Documents, certified by the Secretary of Borrower;

                  (d) a copy of resolutions of the Board of Directors of SM&P, duly adopted, which authorize the execution, delivery and performance of the Guaranty, certified by the Secretary of SM&P;

                  (e) a copy of the Articles of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

                  (f) a copy of the Articles of Incorporation of SM&P, including any amendments thereto, certified by the Secretary of SM&P;

                  (g) a copy of the By-Laws of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

                  (h) a copy of the By-Laws of SM&P, including any amendments thereto, certified by the Secretary of SM&P;

                  (i) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents;

                  (j) an incumbency certificate, executed by the Secretary of SM&P, which shall identify by name and title and bear the signatures of all of the officers of SM&P executing the Guaranty;

                  (k) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri;

                  (l) a certificate of corporate good standing of SM&P issued by the Secretary of State of the State of Indiana;

                  (m) an opinion of the General Counsel of Borrower and an opinion of counsel to SM&P, in form and substance satisfactory to Lender and Lender's counsel;

                  (n) UCC search results from the Missouri Secretary of State and the City of St. Louis, Missouri for Borrower and from the Indiana Secretary of State of for SM&P;

                  (o) copies of all financial statements and other exhibits and schedules required by this Agreement and the other Transaction Documents;

                  (p) a letter of direction from Borrower with respect to the disbursement of the proceeds of the Loan under this Agreement;

                  (q) a copy of the Stock Purchase Agreement, including any amendments to such agreement;

                  (r) evidence satisfactory to Lender that Borrower has consummated the acquisition of the stock of SM&P pursuant to the Stock Purchase Agreement;

                  (s) such other agreements, documents, instruments and certificates as Lender may reasonably request.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.
------------------------------------------

         Borrower hereby represents and warrants to Lender that:

         4.01 Corporate Existence and Power. Borrower: (a) is duly
              ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Missouri; (b) has all requisite corporate powers required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to have could not reasonably be expected to have a Material Adverse Effect; and (d) is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

         4.02 Corporate Authorization. The execution, delivery and
              -----------------------
performance by Borrower of this Agreement, the Note and the other
Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate and other action on the part of Borrower.

         4.03 Binding Effect. This Agreement, the Note and the other
              --------------
Transaction Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.04 Financial Statements. Borrower has furnished Lender with the
              --------------------
following financial statements: consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of and for the fiscal year of Borrower ended September 30, 2001, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied. Borrower further represents and warrants to Lender that (a) said balance sheets and their accompanying notes (if any) fairly present the condition of Borrower and its Subsidiaries as of the dates thereof, (b) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower and its Subsidiaries taken as a whole since September 30, 2001 except as disclosed in Borrower's filings with the Securities and Exchange Commission since such date, and (c) neither Borrower nor any of its Subsidiaries had any direct or contingent liabilities which were not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

         4.05 Compliance With Other Instruments; None Burdensome. None of
              --------------------------------------------------
the execution and delivery by Borrower of the Transaction Documents, the performance by Borrower of its obligations under the Transaction Documents or the borrowing and/or repayment of the Loan by Borrower under this Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, any of the provisions of the Articles of Incorporation or By-Laws of Borrower or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which Borrower or any property or assets of Borrower is bound, or result in the creation or imposition of any security interest, lien or encumbrance on any of the property or assets of Borrower pursuant to the terms of any such indenture, agreement, document, instrument or undertaking. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body, instrumentality, authority, agency or official, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents and/or (b) the borrowing and/or repayment of the Loan by Borrower under this Agreement.

         4.06 Regulation U. Borrower is not engaged principally, or as one
              ------------
of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of

Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately
(a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose that entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         4.07 Investment Company Act of 1940; Public Utility Holding Company
              --------------------------------------------------------------
Act of 1935. Borrower is not an "investment company" as that term is defined
-----------
in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is an exempt holding company pursuant to 15 U.S.C. 79c(a)(1).

         4.08 No Default. No Default or Event of Default under this
              ----------
Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which Borrower is a party or by which any property or assets of Borrower is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Borrower has and is in full compliance with and in good standing with respect to all governmental permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties and assets as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect. Borrower is not in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.  COVENANTS.
---------------------

         5.01 Covenants of Borrower. Borrower covenants and agrees that, so
              ---------------------
long as any of the Borrower's Obligations remain unpaid:


         (a) Information. Borrower will deliver to Lender:
             -----------

                  (i) within one hundred (100) days after the end of each fiscal year of Borrower: (A) a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants selected by Borrower and reasonably acceptable to Lender; provided, however, that delivery to Lender of the Annual Report on Form 10-K of Borrower for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(a)(i);

                  (ii) within fifty (50) days after the end of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to Lender and certified (subject to normal year-end adjustments and absence of footnote disclosures) as to fairness of presentation, consistency and compliance with GAAP by the chief financial officer of Borrower; provided, however, that delivery to Lender of copies of the Quarterly Report on Form 10-Q of Borrower for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(a)(ii);

                  (iii) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a)(i) and (ii) above, a certificate of an authorized officer of Borrower in the form attached hereto as Exhibit B and incorporated herein by
                                 ---------
         reference (A) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and (B) certifying that all of the representations and warranties made by Borrower in this Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate; and

                  (iv) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower as Lender may from time to time reasonably request.

         (b) Corporate Existence. Borrower will do all things necessary to
             -------------------
(i) preserve and keep in full force and effect at all times its corporate existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of property or assets requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

         (c) Compliance with Laws, Regulations, Etc. Borrower will comply
             ---------------------------------------
with any and all laws, ordinances and governmental and regulatory rules and regulations to which Borrower is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its properties or assets or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

         (d) Further Assurances. Borrower will execute and deliver to
             ------------------
Lender, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lender may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

         (e) Consolidation or Merger. Borrower will not directly or
             -----------------------
indirectly merge or consolidate with or into any other Person.


         (f) Debt Ratings. Borrower's utility subsidiary, Laclede Gas
             -------------
Company, shall maintain the following minimum debt ratings: Moody's senior secured- A3, S&P Long Term Issuer- A-.

         (g) Stock and Assets of Subsidiaries. Unless the prior written
             --------------------------------
consent of Lender is obtained, Borrower will not create, incur or assume or suffer to be incurred or to exist any lien on any of the common stock of Laclede Gas Company and SM&P or on any of the assets of SM&P other than purchase money liens and other than security interests currently granted to BLC Corporation.

         5.02 Use of Proceeds. Borrower covenants and agrees that (a) the
              ---------------
proceeds of the Loan will be used solely to fund the transactions described in the Stock Purchase Agreement, (b) no part of the proceeds of the Loan will be used in violation of any applicable law, rule or regulation and (c) no part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

SECTION 6.  EVENTS OF DEFAULT.
-----------------------------

         If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

         6.01 Borrower shall fail to pay any of the Borrower's Obligations constituting interest, fees or other amounts (other than principal due under the Loan) within five (5) Business Days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

         6.02 Any representation or warranty made by Borrower in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or written statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

         6.03 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 5.01(f) or Section 5.02;

         6.04 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 6.01 or 6.02 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by Lender or (ii) any officer of Borrower obtaining actual knowledge of such default;

         6.05 This Agreement or any of the other Transaction Documents shall at any time for any reason (other than termination of this Agreement or such other Transaction Documents, as the case may be, in accordance with its terms) cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower, or if the transactions completed hereunder or thereunder shall be contested by Borrower or if Borrower shall deny that it has any further liability or obligation hereunder or thereunder;

         6.06 Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

         6.07 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower or of a substantial part of the property or assets of Borrower or (iii) the winding-up or liquidation of Borrower, and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;

         6.08 Borrower shall be declared by Lender to be in default under or in respect of (i) any other present or future obligation to Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (ii) any other present or future agreement purporting to convey to Lender a security interest in, or a lien or encumbrance upon, upon any property or assets of Borrower;

         6.09 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any indebtedness of Borrower for borrowed money (other than the Borrower's Obligations) having an aggregate outstanding principal balance in excess of $5,000,000.00 that is not cured or waived in writing within any applicable cure or grace period; or

         6.10 Borrower shall have a judgment in an amount in excess of $5,000,000.00 entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by Borrower within thirty (30) days after the entry of such judgment;

         THEN, and in each such event (other than an event described in Sections 6.06 or 6.07), Lender may declare the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrower's Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Note and all of such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 6.06 or 6.07, the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law.

SECTION 7.  GENERAL.
-------------------

         7.01 No Waiver. No failure or delay by Lender in exercising any
              ---------
right, remedy, power or privilege under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Lender to exercise any statutory or common law right of banker's lien or set-off.

         7.02 Right of Set-Off. Upon the occurrence and during the
              ----------------
continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but specifically excluding any trust or segregated accounts) at any time held by Lender and any and all other indebtedness at any time owing by Lender to or for the credit or account of Borrower against any and all of the Borrower's Obligations irrespective of whether or not Lender shall have made any demand under this Agreement or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Lender agrees to promptly notify Borrower after any such set-off and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 7.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

         7.03 Cost and Expenses. Borrower agrees, whether or not any Loan is
              -----------------
made under this Agreement, to pay or reimburse Lender upon demand for (a) all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses up to a maximum amount of $5,000.00) incurred by Lender in connection with the preparation, documentation, negotiation and/or execution of this Agreement and/or any of the other Transaction Documents, (b) all recording, filing and search fees and expenses incurred by Lender in connection with this Agreement and/or any of the other Transaction Documents, (c) all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in connection with the (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any of the other Transaction Documents or (ii) the preparation of any waiver or consent under this Agreement or under any of the other Transaction Documents and (d) if an Event of Default occurs, all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower further agrees to pay or reimburse Lender upon demand for any stamp or other similar taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any of the other Transaction Documents. All of the obligations of Borrower under this Section
7.03 shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

         7.04 General Indemnity. In addition to the payment of expenses
              -----------------
pursuant to Section 7.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to defend, indemnify, pay and hold Lender and any holders of the Note, and the officers, directors, employees, agents and affiliates of Lender and such holders (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, disbursements, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower in connection herewith or therewith, the statements contained in any commitment letters delivered by Lender, the agreement of Lender to make the Loan under this Agreement or the use or intended use of the proceeds of the Loan under this Agreement (collectively, the "indemnified liabilities"); provided that Borrower shall
                                               --------
have no obligation to an Indemnitee hereunder with respect to indemnified liabilities directly and solely resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section
7.04 shall survive satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

         7.05 Notices. Each notice, request, demand, consent, confirmation
              -------
or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or facsimile number set forth on the signature pages hereof, or at such other address or facsimile number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), or on the fourth (4th) Business Day after the day on which mailed, if sent by registered or certified mail.

         7.06 Consent to Jurisdiction; Waiver of Jury Trial. BORROWER
              ---------------------------------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DISTRICT, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT

FORUM. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS DETERMINED PURSUANT TO
SECTION 7.05. BORROWER, AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

         7.07 Governing Law. This Agreement shall be governed by and
              -------------
construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         7.08 Amendments and Waivers. Any provision of this Agreement, the
              ----------------------
Note or any of the other Transaction Documents to which Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

         7.09 References; Headings for Convenience. Unless otherwise
              ------------------------------------
specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits "A" and "B"
                                                    --------
refer to annexed Exhibits "A" and "B" that are hereby incorporated herein by
                 --------
reference and all references herein to Schedule 2.02 refers to annexed
                                       -------------
Schedule 2.02 that is hereby incorporated herein by reference. The Section
-------------
headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

         7.10 Successors and Assigns. The provisions of this Agreement shall
              ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement.

         7.11 NOTICE REQUIRED BY SECTION 432.045 R.S.Mo.; ENTIRE AGREEMENT.
              ------------------------------------------------------------
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER), AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

         7.12 Severability. In the event any one or more of the provisions
              ------------
contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         7.13 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts (including facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.14 Confidentiality. Any information received by Lender from
              ---------------
Borrower and clearly marked as confidential shall be treated as confidential by Lender in accordance with its customary practices and procedures. Notwithstanding such agreement, nothing herein contained shall limit or impair the right or obligation of Lender to disclose such information: (a) to its auditors, attorneys, trustees, employees, directors, officers, advisors, affiliates or agents, (b) when and as required by any law, ordinance, subpoena or governmental order, rule or regulation, (c) as may be required, requested or otherwise appropriate in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body or any self-regulatory body having or claiming to have jurisdiction over Lender, (d) which is publicly available or readily ascertainable from public sources, or which is received by Lender from a third Person which or which is not known by Lender to be bound to keep the same confidential, (e) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal or any governmental agency, commission, authority, board or similar entity, (f) in connection with protection of its interests under this Agreement, the Note or any of the other Transaction Documents, including, without limitation, the enforcement of the terms and conditions of this Agreement, the Note and the other Transaction Documents, or (g) to any entity utilizing such information to rate the creditworthiness of Lender or to rate or classify the debt or equity securities of Lender or report to the public concerning the industry of which such Lender is a part. It is agreed and understood that Lender shall not be liable to Borrower or any other Person for failure to comply with the foregoing except in any case involving Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement as of the 28th day of January, 2002.

                                   THE LACLEDE GROUP, INC.


                                   By /s/ Douglas H. Yaeger
                                     ------------------------------------------
                                   Title: Chairman of the Board, President &
                                          Chief Executive Officer

                                   Address:

                                   720 Olive Street, Suite 1525
                                   St. Louis, Missouri 63101
                                   Attention: Treasurer
                                   Facsimile No.: (314) 421-1979


                                   U.S. BANK NATIONAL ASSOCIATION,
                                   formerly known as Firstar Bank, N.A.


                                   By /s/ Eric Hartman
                                     ------------------------------------------
                                   Title: Vice President
                                   Print Name: Eric Hartman

                                   Address:

                                   One Firstar Plaza, 12th Floor
                                   St. Louis, Missouri 63101
                                   Attention: Large Corporate Department
                                   Facsimile No.: (314) 418-3571

                                SCHEDULE 2.02
                                -------------

                           Authorized Individuals
                           ----------------------

                              Douglas H. Yaeger
                           Gerald T. McNeive, Jr.
                             Ronald L. Krutzman
                              Lynn D. Rawlings

                                  EXHIBIT A
                                  ---------

                          TERM LOAN PROMISSORY NOTE


$42,800,000.00                                           St. Louis, Missouri
                                                            January 28, 2002

         FOR VALUE RECEIVED, THE LACLEDE GROUP, INC., a Missouri corporation ("Borrower"), hereby promises to pay to the order of U.S. Bank National Association, formerly known as Firstar Bank, N.A. ("Lender"), the principal sum of Forty-Two Million Eight Hundred Thousand Dollars ($42,800,000.00), on January 27, 2003. Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Term Loan Promissory Note (this "Note") on the dates and at the rate or rates provided for in the Loan Agreement.

         All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

         All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender located at One Firstar Plaza, 12th Floor, St. Louis, Missouri 63101, or such other place as Lender may from time to time designate in writing.

         This Note is the Note referred to in that certain Loan Agreement dated as of the date hereof by and between Borrower and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement.

         If Borrower shall fail to make any payment of any principal or interest due under this Note as and when the same shall become due, then the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

         In the event that any payment of any principal or interest due under this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

         This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).


                                     THE LACLEDE GROUP, INC.



                                     By
                                       ----------------------------------------
                                     Title:
                                           ------------------------------------
                                     Print Name:
                                                 ------------------------------

                                  EXHIBIT B
                                  ---------


                                   [Date]


U.S. Bank National Association
One Firstar Plaza
12th Floor
St. Louis, Missouri 63101
Attention:

Ladies and Gentlemen:

         Reference is hereby made to that certain Loan Agreement dated January 28, 2002, by and between The Laclede Group, Inc., and U.S. Bank National Association, as the same may from time to time amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         Borrower hereby certifies to Lender that as of the date hereof:

         (a) except as set forth below, all of the representations and warranties made by Borrower in the Loan Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Certificate as if made on and as of the date of this
Certificate:

Exceptions:
           --------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                         ;
-------------------------------------------------------------------------

         (b) except as set forth below, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing:

Exceptions:
           --------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                         ; and
-------------------------------------------------------------------------

         (c) the financial statements of Borrower and its Subsidiaries delivered to you with this letter are true, correct and complete in all material respects and have been prepared in accordance with GAAP (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnote disclosures).

                               Very truly yours,

                               THE LACLEDE GROUP, INC.



                               By
                                 ----------------------------------------------
                               Title:
                                     ------------------------------------------